Exhibit 99.1

Page 1 of 2 – TRX Lists on NASDAQ Capital Market, Raises Guidance

TRX LISTS ON NASDAQ CAPITAL MARKET, RAISES GUIDANCE

ATLANTA, 1 OCTOBER 2009 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global leader in travel technology and data services, today announced that NASDAQ has approved its application to transfer its stock listing from the Nasdaq Global Market to the Nasdaq Capital Market, effective 5 October 2009. At that time, TRX common stock will continue to be traded on the Nasdaq Capital Market under the symbol “TRXI”. The Nasdaq Capital Market is a continuous trading market that operates in the same manner as the Nasdaq Global Market, where TRX common stock will continue to trade through 2 October 2009.

TRX previously was notified by Nasdaq that it no longer satisfies certain continued listing requirements of the Nasdaq Global Market, namely maintaining at least $10 million in shareholders’ equity, and maintaining at least a $1.00 per share bid price. In response, the Company submitted an application to list its shares on the Nasdaq Capital Market, which was approved on 1 October 2009. Because the Capital Market has different continued listing requirements with respect to shareholders’ equity, once the transfer is complete, TRX will no longer be out of compliance with the shareholders’ equity continued listing requirement. TRX has until March 29, 2010 to regain compliance with the bid price standard, which will occur if the closing bid price of TRX’s common stock is at least $1.00 for a minimum of ten consecutive trading days.

Additionally, TRX today announced an increase of its Adjusted EBITDA guidance for 2009 by 10 percent, to $5.5 million.

“We continue to help our clients navigate this historic recession successfully,” said Chief Financial Officer David Cathcart. “Our efforts on behalf of our clients, as well as internal improvement initiatives, are delivering results this year for our stakeholders.”

TRX will offer more detailed updates as part of its quarterly reporting, expected in early to mid November.

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for depreciation, amortization, interest expense, net and income tax provision (benefit). EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for stock compensation expense and the impairment of goodwill, intangible assets and other long-lived assets. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Page 2 of 2 – TRX Lists on NASDAQ Capital Market, Raises Guidance

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Investor Contact:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contact:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758